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                                                                     EXHIBIT 4.4

                              MEDFORD SAVINGS BANK

                             1986 Stock Option Plan
                             ----------------------

                                                         Amended effective as of
                                                         March 19, 1986

1. PURPOSE

     This Stock Option Plan (the "Plan") is intended as a performance incentive for directors, officers and full-time employees of Medford Savings Bank (the "Bank") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Bank. The Bank intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1954, as amended (the "Code"), nonqualified stock options ("Nonqualified Options") and stock appreciation rights under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing 50 percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Bank.

2. OPTIONS TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options.

     (b) The Plan shall be administered by a committee (the "Option Committee") of not less than three directors appointed by the Board of Directors of the Bank. None of the members of the Option Committee shall be an officer or other full-time employee of the Bank. It is the intention of the Bank that the Plan shall be administered, in accordance with the provisions of Section 4 hereof, in a manner consistent with the provisions of 12 C.F.R. Section 335.411(c)(2)


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(entitled "Disinterested Administrators") as promulgated by the Federal Deposit
Insurance Corporation under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Prior to the conversion of the Bank to stock form, the Option Committee shall consist of three Trustees of the Bank who satisfy the requirements of this paragraph (b) and who shall be selected from among those Trustees who will serve as initial directors after conversion. The Committee so selected shall exercise all powers under the Plan and shall continue in office after conversion until other action is taken by the Board of Directors. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:

          (i) To determine from time to time the options to be granted to eligible persons under the Plan, to prescribe the terms and provisions (which need not be identical) of each option granted under the Plan to such persons, and to recommend to the Board of Directors for its approval the grant of options;

          (ii) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Option Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Bank and Optionees; and

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          (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Bank with respect to the Plan.

3. STOCK

     (a) The stock subject to the options granted under the Plan shall be shares of the Bank's authorized but unissued common stock, par value $.10 per share (the "Common Stock"). The total number of shares that may be issued pursuant to options or stock appreciation rights granted under the Plan shall not exceed an aggregate of 368,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 8 hereof.

     (b) Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan, except for options surrendered as provided in Section 7 hereof.

4. ELIGIBILITY

     (a) Incentive Options may be granted only to officers and other full-time employees of the Bank or its Subsidiaries, including members of the Board of Directors who are also employees of the Bank or its Subsidiaries. Nonqualified Options may be granted to officers or other full-time employees of the Bank or its Subsidiaries and to members of the Board of Directors (regardless of whether they are also employees).

     (b) No person shall be eligible to receive any option under the Plan, if at the date of grant such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Bank.

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     (c) No person shall be eligible to receive Incentive Options under the Plan and incentive stock options under any other option plan of the Bank (or a parent or subsidiary as defined in ss.425 of the Code) in any calendar year covering stock having an aggregate fair market value (determined at the time the option is granted) in excess of $100,000, plus any unused limit carryover to such year as defined in ss.422A(c)(4) of the Code. Any option granted in excess of the foregoing limitations shall be clearly and specifically designated as not being an Incentive Option.

     (d) The aggregate number of shares of Common Stock subject to Nonqualified Options granted to non-employee directors shall at no time exceed 20% of the aggregate number of shares of Common Stock subject to the Plan; provided that the aggregate number of shares of Common Stock subject to all Nonqualified Options granted to any such director shall at no time exceed 2% of the aggregate number of shares of Common Stock subject to the Plan. The aggregate number of shares of Common Stock subject to Nonqualified Options and Incentive Options granted to directors who are employees shall at no time exceed [40%] of the aggregate number of shares of Common Stock subject to the Plan; provided that the aggregate number of shares of Common Stock subject to all Nonqualified Options and Incentive Options granted to any such director shall at no time exceed [15%] of the aggregate number of shares of Common Stock subject to the Plan.

5. TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agree ment by appropriate language shall include the substance of all of the following provisions:

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     (a) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

     (b) MINIMUM SHARES EXERCISABLE. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

     (c) EXERCISE.

          (i) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Option Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

          (ii) Notwithstanding any other provision of the Plan, no Incentive Option (or related stock appreciation right) shall be exercisable by an Optionee while there is out standing (within the meaning of ss.422A(c)(7) of the Code) any other Incentive Option to purchase stock of (i) the Bank or (ii) a parent, subsidiary or predecessor corporation, which was granted to such Optionee under this Plan and any other plan prior to the granting of the Incentive Option which such Optionee proposes to exercise.

          (iii) In the event of a Change in Control of the Bank (as defined in (f) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable.

          (iv) Notwithstanding any other provision of the Plan, (A) no officer or director of the Bank shall exercise any option granted hereunder within three years from the date of

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     completion of the conversion of the Bank to stock form, except with the approval of the Commissioner of Banks of the Commonwealth of Massachusetts, and (B) no director of the Bank shall exercise any option or any related stock appreciation right granted hereunder after March 18, 1986 within one year from the date of grant of the option (or stock appreciation right) or thereafter other than during the period beginning on the third business day following the date of release for publication of quarterly or annual financial information and ending on the twelfth business day following such release date.

     (d) PURCHASE PRICE. The purchase price per share of Common Stock under each option shall be not less than the fair market value of the Common Stock on the date the option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Option Committee.

     (e) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until
(i) the option shall have been exercised pursuant to the terms thereof, (ii) the Bank shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Bank. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (f) CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Bank would be required to report in response to Item 5(f) of the Form for Proxy Statement (Form F-5) prescribed by 12 CFR Section 335.212 promulgated under the Secu rities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in

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effect, any regulations promulgated by the Federal Deposit Insurance Corporation or the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes or (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Bank, and in the case of either (i) or (ii) above, the Bank's Board of Directors has not consented to such event by a two-thirds vote of all of the members of the Board of Directors adopted prior to such event. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or of any successor institution. Notwithstanding the other provisions of this Section, the sale of the Bank's stock in connection with its conversion from mutual to stock form shall not constitute a Change in Control.

     (g) No options or stock appreciation rights shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative.

6. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Any option granted under the Plan may be exercised by the Optionee by delivering to the Option Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

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     (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either in (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or
(ii) if authorized by the applicable option agreement, shares of Common Stock of the Bank having a fair market value, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock.

7. STOCK APPRECIATION RIGHTS

     (a) The Option Committee may, but shall not be obligated to, include stock appreciation rights in any option agreement, on such terms and conditions as it deems appropriate in each case. Such stock appreciation rights shall permit the Optionee, at his or her election, to surrender to the Bank the right to exercise such option (or portion thereof) in consideration for the payment by the Bank of an amount equal to the excess of the fair market value on the date of such surrender of the shares of Common Stock subject to such option (or portion thereof) surrendered over the exercise price of such shares. Such payment may be made, at the discretion of the Option Committee upon the request of the Optionee, in shares of Common Stock valued at the fair market value thereof on the date of such surrender or in cash, or any combination thereof.

     (b) Any election by an Optionee to exercise stock appreciation rights included in any option agreement shall be made only during the period beginning on the third business day following the date of release for publication of quarterly or annual financial information and ending on the twelfth business day following such date. This condition (and the similar condition set forth in Section 5(c)(iv)(B) hereof) shall be deemed to be satisfied when the specified financial

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data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available. Subject to the further limitations, if applicable, provided in Section 5(c)(iv), no stock appreciation right may be exercised within six months from the date of grant thereof, except that this limitation shall not apply in the event death or disability of the grantee occurs prior to the expiration of such six month period.

     (c) Any option surrendered as provided in this Section 7 shall be cancelled by the Bank and shall not be subject to further grant.

     (d) The Option Committee shall be authorized hereunder to make payment to the Optionee in shares of Common Stock only if Sections 61 and 83 of the Code apply to the Common Stock transferred to the Optionee.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         (a) If the shares of the Bank's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Bank, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

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     (b) Adjustments under this Section 8 shall be determined by the Option
Committee and such determinations shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

9. EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Bank, (ii) a reorganization, merger or consolidation in which the Bank is acquired by another entity (other than a holding company formed by the Bank) or in which the Bank is not the surviving corporation, or (iii) the sale of all or substantially all of the property of the Bank to another corporation, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 8. In the event of such termination, all outstanding options shall be exercisable in full for at least 15 days prior to the date of such termination whether or not otherwise exercisable during such period.

10. RELEASE OF FINANCIAL INFORMATION

     A copy of the Bank's annual report to stockholders shall be delivered to each Optionee at the time such report is distributed to the Bank's stockholders. Upon request, the Bank shall furnish to each Optionee a copy of its most recent annual report and each quarterly report and current report filed under the 1934 Act since the end of the Bank's prior fiscal year.

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11. AMENDMENT OF THE PLAN

     The Board of Directors may amend the Plan at any time, and from time to time, subject to any required regulatory approval and to the limitation that, except as provided in Sections 8 and 9 hereof, no amendment shall be effective unless approved by the stockholders of the Bank in accordance with applicable law and regulations (including, without limitation, the provisions of 12 C.F.R.
Section 335.411(c)(1)) at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

     (a) increase the number of stock appreciation rights which may be granted or of shares of Common Stock as to which options may be granted under the Plan;

     (b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

     (c) change the minimum option price;

     (d) increase the maximum term of options provided herein; or

     (e) otherwise materially increase the benefits accruing to participants under the Plan.

     Except as provided in Sections 8 and 9 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

12. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Bank for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem

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desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) The obligation of the Bank to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

     (b) The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

     (c) The Plan is intended to comply with the provisions of 12 C.F.R. Section 335.411(c) promulgated by the Federal Deposit Insurance Corporation under the 1934 Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

14. EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon commencement of the public offering in connection with the conversion of the Bank to a stock form bank, or, if no public offering is held, imme diately prior to the consummation of the conversion, provided, however, that the Plan shall be subject to (i) the approval of the Bank's stockholders in accordance with applicable laws and regulations (including, without limitations, the provisions of 12 C.F.R. Section 335.411(c)(1)) at an annual or special meeting held within twelve months of such effective date and (ii) the approval of the Commissioner of Banks of the Commonwealth of Massachusetts if required by applicable law or regulation. No options granted under the Plan prior to such regulatory and stockholder

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approvals may be exercised until such approvals have been obtained. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

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